Exhibit 10.15

PROFIT CONSULTANTS INC.
6040 Upshaw, Ste. 105
Humble, Texas   77396
Tel: (281) 441-2538

April 21, 2013

GLOBAL CLEAN ENERGY, INC
4150 St Catherine Street West
Suite 525
Montreal. QC H3Z 2Y5

Attention; Kenneth S. Adessky

RE: Convertible Promissory Note Dated April 25, 2011

Dear Sir,

As you are aware you executed a Convertible Promissory Note to our company for the sum of ONE HUNDRED FIFTY FIVE  THOUSAND TWO HUNDRED EIGHTY SEVEN  00/100 DOLLARS ($155,287.00) which was to bear interest at 7.5% per annum and shall be due in twelve (12) months, which was in payment of our original loan of One Hundred  Twenty Five Thousand Dollars plus interest made on April 25, 2008.

Wheras the outstanding amount of the note with interest is currently ONE HUNDRED TWENTY SIX  THOUSAND SEVEN HUNDRED FIFTY  00/100 DOLLARS ($126,750.00) being the capital plus interest less the portion of $55,287  which was sold by Profit Consultants Inc To Whydah Communicacion Inc. pursuant to a Purchase and Assignment Agreement, dated October 22, 2012.

As stated in the Convertible Promissory Note we hereby request repayment by way of conversion into common stock of your company. We believe the conversion should represent 9,750,000 common shares based on the repayment of the Loan as of today’s date of ONE HUNDRED TWENTY SIX  THOUSAND SEVEN HUNDRED FIFTY  00/100 DOLLARS ($126,750.00).

We thank you for your co-operation and remain

Yours Truly,

PROFIT CONSULTANTS INC.
(s) Randy Renken

Per; Randy Renken